SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2004

IntraBiotics Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-29993	94-3200380

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2483 East Bayshore Road, Suite 100
Palo Alto, California 94303
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 526-6800

Not Applicable

(Former name or former address, if changed since last report.)

Item 5. Other Events.

     On April 14, 2004, IntraBiotics Pharmaceuticals, Inc. announced that it had filed a Registration Statement on Form S-1 with the Securities and Exchange Commission relating to a proposed underwritten follow-on public offering of shares of its common stock. A copy of the related press release is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety.

Item 7. Financial Statements and Exhibits.

     (c)    Exhibits. The following documents are filed as exhibits to this report:

99.1	Press Release, dated April 14, 2004, entitled “IntraBiotics Files Registration Statement For Public Offering.”

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTRABIOTICS PHARMACEUTICALS, INC.

Date: April 15, 2004	/s/ David Tucker David Tucker Principal Financial Officer

INDEX TO EXHIBITS

99.1	Press Release, dated April 14, 2004, entitled “IntraBiotics Files Registration Statement For Public Offering.”